Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Retail Group, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0303670 (I.R.S. employer identification no.)

365 West Passaic Street, Rochelle Park, New Jersey 07662 (Address of principal executive offices) (Zip Code)

2006 Equity-Based Compensation and Performance Incentive Plan (Full title of the plan)

George R. Remeta 365 West Passaic Street Rochelle Park, New Jersey 07662 (Name and address of agent for service)

(201) 909-2110 (Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Units, each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share (“Units”)	236,500 Units issuable under authorized but unissued 2006 Equity-Based Compensation and Performance Incentive Plan (“2006 Plan”) grants	$13.86*	$3,277,890
Units	40,000 Units issuable under outstanding 2006 Plan stock options	$14.4487**	$577,950
Units	stock appreciation rights to be settled in stock the exercise of which is related to 233,500 Units	$16.33**	$3,813,755
Units	175,000 outstanding Units, the transfer of which is restricted by the 2006 Plan	$16.332*	$2,858,100*
Stock appreciation rights to be settled in cash (“Cash SAR’s”)	outstanding Cash SAR’s, the exercise of which is related to 120,000 Units	$15.25375**	$1,830,450
Cash SAR’s	authorized but unissued Cash SAR’s, the exercise of which is related to 565,000 Units	$13.86*	$7,830,900
Total			$20,189,045	$2,160.23
________ * the average of the high and low prices of Units reported on the NASDAQ Global Market on December 19, 2006 ** the weighted average exercise price per Unit

412,500 Units

UNITED RETAIL GROUP, INC.

______________________

The 412,500 units (each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share, and collectively referred to in this Prospectus as a “share of Common Stock”) offered hereby are being sold by the Selling Stockholders and either have been issued, or are issuable, to them upon the exercise of management stock options and stock appreciation rights to be settled in stock (“SAR’s”) under the 2006 Equity-Based Compensation and Performance Incentive Plan (the “2006 Plan”). See “Selling Stockholders” and “Incorporation of Certain Information.” United Retail Group, Inc. (the “Company”) will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

The Common Stock is quoted on the NASDAQ Global MarketSM under the symbol “URGI”. The Selling Stockholders may make sales of Common Stock on the NASDAQ Global MarketSM. See, “Plan of Distribution.”

See “Risk Factors” commencing on page 2 for certain conditions relevant to an investment in shares of Common Stock.

EXECUTIVE OFFICES

The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

_______________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________________

The date of this Prospectus is December 22, 2006

RISK FACTORS

Fashion Risk

The Company is a leading nationwide specialty retailer of large size (14 or larger) women’s fashions featuring its proprietary AVENUE® brand. Its private label product line features AVENUE® brand wearing apparel, AVENUE BODY® brand undergarments, CLOUDWALKERS® brand footwear, AVENUE® brand accessories and gifts, AVENUE® brand hosiery and AVENUE BODY® brand loungewear. Sales have been principally of apparel. These proprietary brands present a fashion-current, upscale image at prices that target the middle mass market. The Company operates a nationwide chain of AVENUE® retail stores and markets its brands on the Internet at www.avenue.com.

The Company historically experienced fluctuations in customer response to its merchandise assortments. Future success depends on the Company’s ability to consistently anticipate, assess and react to the changing demands of its customer-base. As a private label merchandiser, the Company assumes certain risks, including long product lead times and high initial purchase commitments, that amplify the consequences of any miscalculation that it might make in anticipating fashion trends or interpreting them for customers. There is no assurance that the Company will be able to continue to identify and offer merchandise that appeals to its customer-base or that the introduction of new merchandise will be successful or profitable.

Brand Development Costs

Future success depends upon the Company’s ability to effectively define, evolve and promote its brand. In order to achieve and maintain significant brand name recognition, it may become necessary to increase investments in the development of the brand through various means, including additional advertising, direct mail marketing and Internet marketing. There is no assurance that, if such funding becomes necessary, it will be available.

Increased Competition

All aspects of the women’s retail apparel and shoe businesses are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company and are better known to shoppers. The Company’s competition includes other specialty retailers, mass merchants, department stores, discount stores, mail order companies, television shopping channels and Internet web sites. Management believes that total sales of large size women’s apparel from these sources of supply increased in recent years. Among specialty retailers for large size women like the Company, the competition includes large store chains that have announced long-term store growth plans to aggressively expand into additional locations. There is no assurance that the Company will be able to maintain its market share in the face of increased competition.

Other External Influences

The following external factors could impact the Company’s operations: threats of terrorism; war risk; shifts in consumer spending patterns, overall economic conditions; variations in weather patterns; increases in interest rates; political instability and other risks associated with foreign sources of production and increases in fuel costs.

Key Personnel

Management believes that since the Company’s inception it has benefited substantially from the leadership of Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer. The Company has an employment contract with Mr. Benaroya and believes that its relations with him are good. Nevertheless, there is no assurance that Mr. Benaroya will remain in the Company’s employ or that a suitable replacement could be recruited in a timely manner if he left.

Future success depends on the Company’s ability to attract and retain talented associates engaged in creative activities, such as product design, product management, marketing, brand development and store design. There is no assurance that the Company will be able to attract and retain key associates in these key areas.

Shares Eligible For Future Resale

Under a Restated Stockholders’ Agreement, dated December 23, 1992 (as amended, the “Restated Stockholders’ Agreement”), Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, has demand registration rights to require the Company to prepare and file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 1,500,000 outstanding shares of Common Stock, the issuance of which was not registered under the Securities Act. In addition, under the Restated Stockholders’ Agreement, Mr. Benaroya, certain other officers of the Company and its subsidiaries and certain other stockholders have the right to participate on a “piggyback” basis in any future registration statements filed by the Company under the Securities Act to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a “piggyback” basis. See “Incorporation of Certain Information.”

In addition to the registration statement of which this Prospectus is a part, the Company has filed registration statements under the Securities Act for the resale of:

(i)           2,056,871 outstanding shares that were issued pursuant to the exercise of management stock options,

(ii)          1,077,700 shares of Common Stock that may become issuable pursuant to the exercise of management stock options,

(iii)         237,541 outstanding shares that are held by the Company’s Retirement Savings Plan for the benefit of Company associates, and

(iv)         56,480 outstanding shares that are held by the Company’s Employee Stock Purchase Plan for the benefit of Company associates.

Some of the shares of Common Stock referred to in this paragraph have been resold and the remainder may be resold on the open market.

The potential for resales both as referred to in the preceding paragraph and pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a “piggyback” basis in any future registration statements could impair the Company’s ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

In addition, 279,870 shares of Common Stock are held by the Company’s Supplemental Retirement Savings Plan (“SRSP”) and may be distributed to Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, in the event of the termination of his employment or under other circumstances in accordance with the provisions of the SRSP. However, the shares held by the SRSP have not been registered for resale under the Securities Act.

Any shares being resold by an “affiliate” of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an “affiliate” at any time during the 90 days preceding a resale will be subject to the volume limitations in Rule 144 adopted under the Securities Act except for certain sales pursuant to registration statements filed under the Securities Act, such as the registration statements referred to in the preceding paragraphs. See, “Incorporation of Certain Information.” On the other hand, a person who is not deemed to have been an “affiliate” at any time during the 90 days preceding a resale would be entitled to resell shares under Rule 144 without regard to the volume limitations in Rule 144, provided that two years have elapsed since such shares were acquired from the Company or an “affiliate” of the Company.

Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its “affiliates” or recently resigned “affiliates” are eligible for resale without regard to the volume limitations in Rule 144.

The Company can make no prediction as to the effect, if any, that resales of shares of Common Stock or the availability of shares of Common Stock for resale will have on the market price prevailing from time to time. Nevertheless, resales of substantial amounts of the Common Stock on the open market could adversely affect the market price of the Common Stock and could impair the Company’s future ability to raise capital through an offering of its equity securities.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The public may read and copy any materials that the Company filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549-0213. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ Global MarketSM, 9600 Blackwell Road, Rockwell, Maryland 20850, on which the shares of Common Stock of the Company are listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov. The Company’s Internet site at http://www.unitedretail.com contains a link to the Commission’s Internet site.

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SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of the Company’s Common Stock by each Selling Stockholder and the number of shares (i) issuable upon the exercise of stock options or with respect to which stock appreciation rights to be settled in stock (“SAR’s”) will be measured under the 2006 Equity-Based Compensation and Performance Incentive Plan (“2006 Plan”) and (ii) of restricted stock to be available for resale in the offering after the awards become vested, whether or not the Selling Stockholder has a present intention to resell at that time.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before Offering(1)	Percentage Of All Shares Before Offering(2)	Number of Shares to be Offered for Resale After Becoming Vested		Number of Shares Beneficially Owned After Offering(4)	Percentage of All Shares After Offering
			Option or SAR Exercises	Restricted Stock(3)
Joseph A. Alutto(5)(6)	36,290	*	5,000	-0-	36,290	*

Raphael Benaroya(7)	2,516,571	17.8%	57,500	75,000	2,441,571	17.2%

Kenneth P. Carroll(8)	10,000	*	25,000	10,000	-0-	-0-

Joseph Ciechanover(5)(9)	14,900	*	5,000	-0-	14,900	*

Julie Daly(10)	5,000	*	10,000	5,000	-0-	-0-

Ellen Demaio(11)	30,000	*	20,000	10,000	20,000	*

Joann Fielder(12)	10,000	*	-0-	10,000	-0-	-0-

Kent Frauenberger(13)	43,245	*	5,000	-0-	43,245	*

Ross B. Glickman(5)	-0-	-0-	5,000	-0-	-0-	-0-

Michael Goldstein(5)(14)	21,900	*	5,000	-0-	21,900	*

Jon Grossman(15)	19,500	*	5,000	2,500	17,000	*

Ilan Kaufthal(5)(16)	141,400	1.0%	5,000	-0-	141,400	1.0%

Vincent P. Langone(5)(17)	59,400	*	5,000	-0-	59,400	*

Scott Lucas(18)	29,362	*	5,000	-0-	29,362	*

Paul D. McFarren(19)	5,000	*	5,000	5,000	-0-	-0-

Pat McGahan(20)	18,000	*	5,000	2,500	15,500	*

Brad Orloff(21)	12,500	*	10,000	2,500	10,000	*

George R. Remeta(22)	461,539	3.3%	50,000	50,000	411,539	2.9%

Richard W. Rubenstein(5)(23)	37,600	*	5,000	-0-	37,600	*

Gerald Schleiffer(24)	2,500	*	5,000	2,500	-0-	-0-

____________________

(1)

Includes shares issuable upon the exercise of equity-based grants to be settled in Company stock that are vested or are scheduled to become vested within 60 days in accordance with their terms and shares of restricted stock that are outstanding but not transferable until a vesting schedule is satisfied. (No 2006 Plan grants will become vested within 60 days unless vesting is accelerated in accordance with the terms of the 2006 Plan, such as a change of control of the Company.)

(footnotes continued on next page)

(2)	Determined in accordance with Rule 13d-3 under the Exchange Act.
(3)	Shares of restricted stock not transferable until a vesting schedule is satisfied.
(4)	Column (1) less column (3).
(5)	A Director of United Retail Group, Inc.
(6)	Includes 23,400 shares that may be acquired within 60 days upon the exercise of management stock options.
(7)

Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc. Includes 362,000 shares that may be acquired within 60 days upon the exercise of management stock options. Excludes 17,000 shares donated to and held by a private charitable foundation, as to which he disclaims beneficial ownership.

(8)	Senior Vice President-General Counsel of United Retail Group, Inc.
(9)	Includes 6,000 shares that may be acquired within 60 days upon the exercise of management stock options.
(10)	Vice President-Shop@Home Operations of United Retail Incorporated.
(11)	Senior Vice President-Merchandise of United Retail Incorporated. Includes 20,000 shares that may be acquired within 60 days upon the exercise of management stock options.
(12)	Senior Vice President-Chief Design Officer of United Retail Incorporated.
(13)	Vice President-Logistics of United Retail Logistics Operations Incorporated. Includes 17,000 shares that may be acquired within 60 days upon the exercise of management stock options.
(14)	Includes 17,400 shares that may be acquired within 60 days upon the exercise of management stock options.
(15)	Vice President-Finance of United Retail Group, Inc.
(16)

Includes 20,400 shares that may be acquired within 60 days upon the exercise of management stock options. Excludes shares held by Bear, Stearns & Co., Inc., of which he is a Vice Chairman, and 5,000 shares donated to and held by a private charitable foundation, as to all of which he disclaims beneficial ownership.

(17)	Includes 23,400 shares that may be acquired within 60 days upon the exercise of management stock options. Also includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.
(18)	Vice President -Sales, Western Region of United Retail Incorporated. Includes 11,000 shares that may be acquired within 60 days upon the exercise of management stock options.
(19)	Senior Vice President, Chief Information Officer of United Retail Group, Inc.
(20)	Vice President-Sales of United Retail Incorporated. Includes 18,000 shares that may be acquired within 60 days upon the exercise of management stock options.
(21)	Vice President-Marketing of United Retail Incorporated.
(22)

Vice Chairman, Chief Administrative Officer and Chief Financial Officer of United Retail Group, Inc. Includes 200,000 shares that may be acquired within 60 days upon the exercise of management stock options.

(23)	Includes 37,400 shares that may be acquired within 60 days upon the exercise of management stock options.
(24)	Vice President-Planning and Distribution of United Retail Incorporated.

The person listed has the sole right to vote and dispose of these shares except that (i) the shares held by Mr. Kaufthal and Mr. Remeta, respectively, are owned jointly with his wife and (ii) certain of the shares held by Mr. Benaroya are pledged to secure indebtedness under a margin account with a stock broker.

*Less than 1% determined in accordance with Rule 13d-3 under the Exchange Act.

(footnotes to table on preceding page)

INCORPORATION BY REFERENCE

Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company’s Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone no. (201) 909-2200, e-mail kcarroll@unitedretail.com).

PLAN OF DISTRIBUTION

The Selling Stockholders may offer shares of Common Stock for resale from time to time on the NASDAQ Global MarketSM through their respective brokers and may also offer shares for resale in private transactions.

INCORPORATION OF CERTAIN INFORMATION

The documents listed below are incorporated by reference in this Prospectus:

(a)           the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 filed with the Commission (including information incorporated therein by reference);

(b)           all other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 28, 2006;

(c)           the description of the Company’s (i) Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders’ rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

(d)           the 2006 Plan, which is the Appendix to the Company’s proxy statement on Schedule 14A for its 2006 Annual Meeting of Stockholders.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

USE OF PROCEEDS

All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the resale of such shares.

The exercise price of any management stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.

VALIDITY OF COMMON STOCK

The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel. Mr. Carroll holds (i) options to purchase 12,000 shares of Common Stock under Company Stock Option Plans, (ii) stock appreciation rights to be settled in stock with respect to 25,000 shares of Common Stock under the 2006 Plan and (iii) 10,000 shares of restricted stock under the 2006 Plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

The Restated By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The Restated By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The Restated By-laws further provide that such indemnification provisions are not exclusive.

Additionally, the Corporation’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the Corporation’s directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

TABLE OF CONTENTS

2006 Equity-Based Compensation and Performance Incentive Plan

2006 plan

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

(a)           the Corporation’s Annual Report on Form 10-K for the year ended January 28, 2006 filed with the Commission (including information incorporated therein by reference);

(b)         all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 28, 2006;

(c)        the description of the Corporation’s (i) Common Stock, par value $.001 per share, contained in the Corporation’s Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders’ rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

(d)        the 2006 Equity-Based Compensation and Performance Incentive Plan, which is attached as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 2006 Annual Meeting of Stockholders.

All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders, prior to the termination of the offering, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel. Mr. Carroll holds (i) options to purchase 12,000 shares of Common Stock under Company Stock Option Plans, (ii) stock appreciation rights to be settled in stock with respect to 25,000 shares of Common Stock under the 2006 Plan and (iii) 10,000 shares of restricted stock under the 2006 Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

The Restated By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The Restated By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The Restated By-laws further provide that such indemnification provisions are not exclusive.

Additionally, the Corporation’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the Corporation’s directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

The Corporation carries directors’ and officers’ insurance policies that provide indemnification to its officers and directors under certain circumstances.

Item 7. Exemption from Registration Claimed.

A total of 175,000 shares of restricted stock was issued under the 2006 Plan to 11 executive officers of the Corporation and its subsidiaries without payment of consideration to the Corporation. The shares are subject to a vesting schedule that prevents transfers of the shares until August 18, 2009 at the earliest. The Corporation relied on Section 4(2) of the Securities Act as the exemption from registration that was applicable to these employee benefit plan grants.

Item 8. Exhibits.

The following exhibits are filed as a part of this registration statement:

5.            Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder.

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Eisner LLP
23.3	Consent of Kenneth P. Carroll, Esq. is set forth as part of Exhibit 5 above

The following additional documents available online at www.sec.gov are incorporated herein by reference:

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 28, 2006 are incorporated herein by reference:

Number in Filing	Description
10*	Form of Severance Pay Agreement
14	Code of Ethics for Principal Executives and Senior Financial Officers pursuant to Section 406

The following exhibit to the Corporation’s Current Report on Form 8-K filed on November 3, 2006 is incorporated herein by reference:

Number in Filing	Description
10*	Form of Stock Appreciation Rights Settled in Cash Award Agreement under 2006 Equity-Based Compensation and Performance Incentive Plan (“2006 Plan”)

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 29, 2006 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and Raphael Benaroya (“Benaroya Employment Agreement”)
10.2*	Amendment, dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and George R. Remeta (“Remeta Employment Agreement”)
10.3*	Form of Incentive Stock Option Award Agreement under 2006 Plan

The following exhibit to the Corporation’s Current Report on Form 8-K filed on August 31, 2006 is incorporated herein by reference:

Number in Filing	Description
10*	Amendment dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and Kenneth P. Carroll (“Carroll Employment Agreement”)

The following exhibits to the Corporation’s Current Report on Form 8-K filed on August 24, 2006 are incorporated herein by reference:

Number in Filing	Description
10.1*	Form of Incentive Compensation Award Agreement under 2006 Plan
10.2*	Form of Stock Appreciation Rights Settled in Stock Award Agreement under 2006 Plan
10.3*	Form of Restricted Stock Award Agreement under 2006 Plan

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended April 29, 2006 is incorporated herein by reference:

Number in Filing	Description
10*	Bonus Agreement, dated June 1, 2006, between the Corporation and Ellen Demaio (Confidential portions filed separately with the Secretary of the Commission)

The following exhibits to the Corporation’s Current Report on Form 8-K filed on June 2, 2006 are incorporated herein by reference:

Number in Filing	Description
10.1*	Form of Nonqualified Stock Option award agreement under 2006 Plan
10.2*	Form of Stock Appreciation Right settled in cash award agreement under the 2006 Plan
10.3*	Form of Stock Appreciation Right settled in cash granted to nonmanagement Directors under the Corporation’s former Stock Appreciation Rights Plan
10.4*	Tax Accounting Fee Reimbursement Plan

The 2006 Plan set forth as the appendix to the Corporation’s proxy statement on Schedule 14A for its 2006 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 28, 2006 is incorporated herein by reference:

Number in Filing	Description
10

Private Label Credit Card Program Agreement between the Corporation and United Retail Incorporated and World Financial Network National Bank (“Private Label Credit Card Program Agreement”) (Confidential portions filed separately with the Secretary of the Commission)

The following exhibits to the Corporation’s Current Report on Form 8-K filed on March 2, 2006 are incorporated herein by reference:

Number in Filing	Description
3	Amended By-laws of the Corporation
10.1*	Spring 2006 Incentive Compensation Plan Agreement

The following exhibits to the Corporation’s Current Report on Form 8-K filed on September 1, 2005 are incorporated herein by reference:

Number in Filing	Description
10.2*	Amendment to Supplemental Retirement Savings Plan
10.3*	Amendment, dated August 29, 2005, to Benaroya Employment Agreement
10.4*	Amendment, dated August 29, 2005, to Remeta Employment Agreement
10.5*	Amendment, dated August 29, 2005, to Carroll Employment Agreement
10.6*	Form of Severance Pay Agreements, dated August 26, 2005, between the Corporation and Terence Puffer and Rose Panicali, respectively
10.9*	Bonus Agreement, dated August 22, 2005, between the Corporation and Rose Panicali

The following exhibits to the Corporation’s Current Report on Form 8-K filed on June 29, 2005 are incorporated herein by reference:

Number in Filing	Description
10.1*	Supplemental Retirement Savings Plan
10.2*	Form of Severance Pay Agreement
10.3*	Amendment to 2003 Stock Option Plan
10.4*	Amendment to 2001 Stock Option Plan
10.5*	Amendment to 1999 Stock Option Plan
10.6*	Amendment to 1996 Stock Option Plan
10.7*	Amendment to 1990 Stock Option Plan
10.8*	Amendment to Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya (“Benaroya Stock Option”)
10.9*	Amendment to Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta (“Remeta Stock Option”)
10.10*	Amendment to Benaroya Employment Agreement
10.11*	Amendment to Remeta Employment Agreement
10.12*	Amendment to Carroll Employment Agreement

The following exhibit to the Corporation’s Current Report on Form 8-K filed on April 22, 2005 is incorporated herein by reference:

Number in Filing	Description
10*	Restated Stock Appreciation Rights Plan

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 2004 is incorporated herein by reference:

Number in Filing	Description
21	Subsidiaries of the Corporation

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 31, 2004 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Employment Agreement
10.2*	Remeta Employment Agreement
10.3*	Carroll Employment Agreement

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended April 29, 2004 is incorporated herein by reference:

Number in Filing	Description
10*	Bonus agreement, dated May 28, 2004, between the Corporation and Joann Fielder

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 2004 is incorporated herein by reference:

Number in Filing	Description
10.2*	Form of Indemnification Agreement between the Corporation and each of its Directors

The following exhibit to the Corporation’s Current Report on Form 8-K filed on January 8, 2004 is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated December 23, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender (“CIT”)

The 2003 Stock Option Plan set forth as the appendix to the Corporation’s proxy statement on Schedule 14A for its 2003 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Annual Report on Form 10-K/A for the year ended February 1, 2003 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated January 31, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 3, 2002 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated August 2, 2002, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 2, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated April 5, 2002, to Private Label Credit Card Program Agreement, dated January 27, 1998
10.2	Amendment, dated December 29, 1999, to Private Label Credit Card Program Agreement
10.3	Amendment, dated August 19, 1999, to Private Label Credit Card Program Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001 are incorporated herein by reference:

Number in Filing	Description
10.4*	Summary Plan Description for United Retail Group, Inc. Incentive Compensation Program for Executives
10.5	Amendment, dated October 1, 2001, to Private Label Credit Card Program Agreement

The 2001 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2001 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

Number in Filing	Description
10.2	Amendment, dated December 28, 1999, to Financing Agreement among the Corporation, United Retail Incorporated and CIT (“Financing Agreement”)
10.3	Amendment, dated January 31, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated October 6, 1999, to Financing Agreement

The following exhibit to the Corporation’s Current Report on Form 8-K, filed September 23, 1999, is incorporated herein by reference:

Number in Filing	Description
3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

The stockholders’ rights plan filed as the exhibit to the Corporation’s Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated March 29, 1999, to Financing Agreement

The 1999 Stock Option Plan set forth as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Stock Option
10.2*	Remeta Stock Option

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1	Restated Stockholders’ Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
10.2	Private Label Credit Card Program Agreement
10.4*	Restated 1990 Stock Option Plan as of March 6, 1998
10.5*	Restated 1990 Stock Option Plan as of May 28, 1996
10.6*	Restated 1996 Stock Option Plan as of March 6, 1998

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated September 15, 1997, to Financing Agreement

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Financing Agreement

____________________

*A compensatory plan for the benefit of the Corporation’s management or a management contract.

(4)           The following exhibits, hard copies of which can be ordered from the Commission’s Public Reference Room, to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-44499), as amended are incorporated herein by reference:

Number in Filing	Description
3.1	Amended and Restated Certificate of Incorporation of the Corporation
4.1	Specimen Certificate for Common Stock of the Corporation

Item 9. Undertakings.

(a)	The undersigned Corporation hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)     To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports with or furnished to the Commission by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Rochelle Park, State of New Jersey, on the 22nd day of December, 2006.

UNITED RETAIL GROUP, INC. (Registrant)

By: /s/RAPHAEL BENAROYA Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer

Know All Men By These Presents, that each person whose signature appears below except Raphael Benaroya and George R. Remeta constitutes and appoints Raphael Benaroya and George R. Remeta, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of December, 2006.

Signature	Title
/s/RAPHAEL BENAROYA Raphael Benaroya	Chairman of the Board, President, Chief Executive Officer and Director

/s/GEORGE R. REMETA George R. Remeta	Vice Chairman of the Board, Chief Administrative Officer, Chief Financial Officer and Director

/s/JON GROSSMAN Jon Grossman	Vice President-Finance and Chief Accounting Officer

/s/JOSEPH A. ALUTTO Joseph A. Alutto	Director
`
____________________ Joseph Ciechanover	Director

____________________ Ross B. Glickman	Director

/s/MICHAEL GOLDSTEIN Michael Goldstein	Director

/s/ILAN KAUFTHAL Ilan Kaufthal	Director

____________________ Vincent P. Langone	Director

/s/RICHARD W. RUBENSTEIN Richard W. Rubenstein	Director

EXHIBIT LIST

The following exhibits are filed as a part of this registration statement:

5.            Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder.

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Eisner LLP
23.3	Consent of Kenneth P. Carroll, Esq. is set forth as part of Exhibit 5 above

The following additional documents available online at www.sec.gov are incorporated herein by reference:

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 28, 2006 are incorporated herein by reference:

Number in Filing	Description
10*	Form of Severance Pay Agreement
14	Code of Ethics for Principal Executives and Senior Financial Officers pursuant to Section 406

The following exhibit to the Corporation’s Current Report on Form 8-K filed on November 3, 2006 is incorporated herein by reference:

Number in Filing	Description
10*	Form of Stock Appreciation Rights Settled in Cash Award Agreement under 2006 Equity-Based Compensation and Performance Incentive Plan (“2006 Plan”)

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 29, 2006 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and Raphael Benaroya (“Benaroya Employment Agreement”)
10.2*	Amendment, dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and George R. Remeta (“Remeta Employment Agreement”)
10.3*	Form of Incentive Stock Option Award Agreement under 2006 Plan

The following exhibit to the Corporation’s Current Report on Form 8-K filed on August 31, 2006 is incorporated herein by reference:

Number in Filing	Description
10*	Amendment dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and Kenneth P. Carroll (“Carroll Employment Agreement”)

The following exhibits to the Corporation’s Current Report on Form 8-K filed on August 24, 2006 are incorporated herein by reference:

Number in Filing	Description
10.1*	Form of Incentive Compensation Award Agreement under 2006 Plan
10.2*	Form of Stock Appreciation Rights Settled in Stock Award Agreement under 2006 Plan
10.3*	Form of Restricted Stock Award Agreement under 2006 Plan

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended April 29, 2006 is incorporated herein by reference:

Number in Filing	Description
10*	Bonus Agreement, dated June 1, 2006, between the Corporation and Ellen Demaio (Confidential portions filed separately with the Secretary of the Commission)

The following exhibits to the Corporation’s Current Report on Form 8-K filed on June 2, 2006 are incorporated herein by reference:

Number in Filing	Description
10.1*	Form of Nonqualified Stock Option award agreement under 2006 Plan
10.2*	Form of Stock Appreciation Right settled in cash award agreement under the 2006 Plan
10.3*	Form of Stock Appreciation Right settled in cash granted to nonmanagement Directors under the Corporation’s former Stock Appreciation Rights Plan
10.4*	Tax Accounting Fee Reimbursement Plan

The 2006 Plan set forth as the appendix to the Corporation’s proxy statement on Schedule 14A for its 2006 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 28, 2006 is incorporated herein by reference:

Number in Filing	Description
10

Private Label Credit Card Program Agreement between the Corporation and United Retail Incorporated and World Financial Network National Bank (“Private Label Credit Card Program Agreement”) (Confidential portions filed separately with the Secretary of the Commission)

The following exhibits to the Corporation’s Current Report on Form 8-K filed on March 2, 2006 are incorporated herein by reference:

Number in Filing	Description
3	Amended By-laws of the Corporation
10.1*	Spring 2006 Incentive Compensation Plan Agreement

The following exhibits to the Corporation’s Current Report on Form 8-K filed on September 1, 2005 are incorporated herein by reference:

Number in Filing	Description
10.2*	Amendment to Supplemental Retirement Savings Plan
10.3*	Amendment, dated August 29, 2005, to Benaroya Employment Agreement
10.4*	Amendment, dated August 29, 2005, to Remeta Employment Agreement
10.5*	Amendment, dated August 29, 2005, to Carroll Employment Agreement
10.6*	Form of Severance Pay Agreements, dated August 26, 2005, between the Corporation and Terence Puffer and Rose Panicali, respectively
10.9*	Bonus Agreement, dated August 22, 2005, between the Corporation and Rose Panicali

The following exhibits to the Corporation’s Current Report on Form 8-K filed on June 29, 2005 are incorporated herein by reference:

Number in Filing	Description
10.1*	Supplemental Retirement Savings Plan
10.2*	Form of Severance Pay Agreement
10.3*	Amendment to 2003 Stock Option Plan
10.4*	Amendment to 2001 Stock Option Plan
10.5*	Amendment to 1999 Stock Option Plan
10.6*	Amendment to 1996 Stock Option Plan
10.7*	Amendment to 1990 Stock Option Plan
10.8*	Amendment to Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya (“Benaroya Stock Option”)
10.9*	Amendment to Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta (“Remeta Stock Option”)
10.10*	Amendment to Benaroya Employment Agreement
10.11*	Amendment to Remeta Employment Agreement
10.12*	Amendment to Carroll Employment Agreement

The following exhibit to the Corporation’s Current Report on Form 8-K filed on April 22, 2005 is incorporated herein by reference:

Number in Filing	Description
10*	Restated Stock Appreciation Rights Plan

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 2004 is incorporated herein by reference:

Number in Filing	Description
21	Subsidiaries of the Corporation

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 31, 2004 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Employment Agreement
10.2*	Remeta Employment Agreement
10.3*	Carroll Employment Agreement

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended April 29, 2004 is incorporated herein by reference:

Number in Filing	Description
10*	Bonus agreement, dated May 28, 2004, between the Corporation and Joann Fielder

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 2004 is incorporated herein by reference:

Number in Filing	Description
10.2*	Form of Indemnification Agreement between the Corporation and each of its Directors

The following exhibit to the Corporation’s Current Report on Form 8-K filed on January 8, 2004 is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated December 23, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender (“CIT”)

The 2003 Stock Option Plan set forth as the appendix to the Corporation’s proxy statement on Schedule 14A for its 2003 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Annual Report on Form 10-K/A for the year ended February 1, 2003 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated January 31, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 3, 2002 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated August 2, 2002, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 2, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated April 5, 2002, to Private Label Credit Card Program Agreement, dated January 27, 1998
10.2	Amendment, dated December 29, 1999, to Private Label Credit Card Program Agreement
10.3	Amendment, dated August 19, 1999, to Private Label Credit Card Program Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001 are incorporated herein by reference:

Number in Filing	Description
10.4*	Summary Plan Description for United Retail Group, Inc. Incentive Compensation Program for Executives
10.5	Amendment, dated October 1, 2001, to Private Label Credit Card Program Agreement

The 2001 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2001 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

Number in Filing	Description
10.2	Amendment, dated December 28, 1999, to Financing Agreement among the Corporation, United Retail Incorporated and CIT (“Financing Agreement”)
10.3	Amendment, dated January 31, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated October 6, 1999, to Financing Agreement

The following exhibit to the Corporation’s Current Report on Form 8-K, filed September 23, 1999, is incorporated herein by reference:

Number in Filing	Description
3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

The stockholders’ rights plan filed as the exhibit to the Corporation’s Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated March 29, 1999, to Financing Agreement

The 1999 Stock Option Plan set forth as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Stock Option
10.2*	Remeta Stock Option

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1	Restated Stockholders’ Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
10.2	Private Label Credit Card Program Agreement
10.4*	Restated 1990 Stock Option Plan as of March 6, 1998
10.5*	Restated 1990 Stock Option Plan as of May 28, 1996
10.6*	Restated 1996 Stock Option Plan as of March 6, 1998

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated September 15, 1997, to Financing Agreement

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Financing Agreement

____________________

*A compensatory plan for the benefit of the Corporation’s management or a management contract.

(4)           The following exhibits, hard copies of which can be ordered from the Commission’s Public Reference Room, to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-44499), as amended are incorporated herein by reference:

Number in Filing	Description
3.1	Amended and Restated Certificate of Incorporation of the Corporation
4.1	Specimen Certificate for Common Stock of the Corporation